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SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

March 27, 2015

Dear Stockholder,

I am pleased to invite you to the Brookline Bancorp, Inc. 2015 Annual Meeting of Stockholders. The meeting will be held at 11:00 a.m., Eastern Time, on May 6, 2015, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts, 02138.

We are now providing proxy materials to our stockholders primarily through the Internet in an effort to deliver the materials to our stockholders more efficiently, reduce the costs of our annual proxy campaign, and conserve natural resources. We encourage you to read this year's proxy materials, which include our 2015 Proxy Statement, 2014 Annual Report on Form 10-K, and 2014 Annual Report which contains financial highlights, our letter to stockholders and additional information about Brookline Bancorp, Inc. In addition to the formal items of business to be addressed at the Annual Meeting, we will report on the operations of the Brookline Bancorp, Inc. and its subsidiaries, Bank Rhode Island, Brookline Bank, and First Ipswich Bank.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented. Upon receipt, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.

If you plan to attend the Annual Meeting, please bring your proxy card and photographic identification to the meeting. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

On behalf of the Board of Directors and our employees, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Paul A. Perrault
President and Chief Executive Officer

131 Clarendon Street,
Boston, Massachusetts 02116

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Brookline Bancorp, Inc. to be held on Wednesday, May 6, 2015 at 11:00 a.m., Eastern Time, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138, for the following purposes, as more fully described in the Company's proxy statement (the "Proxy Statement"):

  1.
  To elect the five nominees named in the Proxy Statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015;

  3.
  To hold a non-binding advisory vote on the compensation of our named executive officers; and

  4.
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

We are providing proxy materials to our stockholders primarily via the Internet to expedite your receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. On March 27, 2015, we will to send to our stockholders (other than those who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement, our 2014 Annual Report on Form 10-K and our 2014 Annual Report, and to vote via the Internet or by telephone. Commencing ten days after the issuance of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.

Only stockholders of record as of the close of business on March 12, 2015 are entitled to receive notice of, to attend and to vote at the Annual Meeting. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. The list will also be available at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time before it is voted. Please refer to the "General Information" section of the Proxy Statement for additional information.

Sincerely,

Michael W. McCurdy General Counsel and Secretary

Boston, Massachusetts
March 27, 2015

131 Clarendon Street
Boston, Massachusetts 02116
PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving this Proxy Statement?

Notice of this Proxy Statement was first sent to stockholders of record of Brookline Bancorp, Inc. (the "Company") on March 27, 2015 in connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders (the "Annual Meeting"). Commencing ten days after the issuance of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Annual Report are available on our website at www.brooklinebancorp.com/proxy. Printed copies of these documents may be obtained by contacting the Company's Transfer Agent, American Stock Transfer and Trust Company LLC. Please have your proxy card available when you contact our transfer agent. Contact information for the Company's Transfer Agent is as follows:

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  Telephone: 1-800-776-9962 in the United States or 1-718-921-8562 internationally.

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  Email: info@amstock.com.

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  Online: www.amstock.com/proxyservices/requestmaterials.asp.

The Annual Meeting will be held on Wednesday, May 6, 2015 at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138, at 11:00 am Eastern Time.

What items will be voted on at the Annual Meeting?

You are being asked to vote on the following items at the Annual Meeting:

  1.
  To elect the five nominees named in the Proxy Statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015;

  3.
  To hold a non-binding advisory vote on the compensation of our named executive officers; and

  4.
  To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

Who may vote at the Annual Meeting?

Each share of the Company's stock has one vote on each matter. As of March 12, 2015 (the "Record Date") there were 70,039,176 shares of the Company's common stock issued and outstanding. Only those stockholders of record as of the close of business on the Record Date are entitled to receive notice of and vote at the Annual Meeting.

What Constitutes a Quorum?

The presence, in person or by proxy, of holders of a majority of all of the shares of common stock entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Each share of common stock entitled to vote on the Record Date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What is the voting requirement to approve each proposal?

For Proposal 1, a nominee for director in an uncontested election must receive a majority of the votes cast as to such nominee in order to be elected as director. Any incumbent director who does not receive the required vote for reelection will promptly offer to resign from the Board. Within 90 days after the date of certification of the election results, the Board of Directors will determine whether to accept or reject such director's offer to resign.

Approval of Proposals 2 and 3 require the affirmative vote of a majority of the votes cast at the Annual Meeting.

How are abstentions treated?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Only "FOR" and "AGAINST" votes are counted for purposes of determining the votes received in connection with each proposal. If you "abstain" from voting for Proposals 1, 2, or 3, it will have the same effect as if your vote was not cast with respect to each such proposal, and this will have no effect on the outcome. A broker non-vote will have no effect on the outcome of Proposals 1, 2, or 3.

How do I vote?

Voting in Person at the Meeting.    If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a legal proxy from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

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  Vote by Internet.    You may vote via the Internet by following the instructions on your proxy card. The website for Internet voting is printed on your proxy card. Please have your proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 5, 2015. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

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  Vote by Telephone.  You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 5, 2015. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

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  Vote by Mail.  If you would like to vote by mail, upon receipt of the proxy card, please mark, sign and date your proxy card and return it promptly to our transfer agent, American Stock Transfer & Trust Company, in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name.    If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted by the proxyholders in accordance with the stockholder's instructions.

Will other matters be voted on at the Annual Meeting?

We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

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  filing a written revocation with the Corporate Secretary of Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116;

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  submitting a new proxy by telephone, or by the Internet, or by submitting a new proxy card after the time and date of the previously submitted proxy card; or

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  appearing in person and voting by ballot at the Annual Meeting.

If you are a stockholder of record as of the Record Date attending the Annual Meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Annual Meeting. This procedure, known as "householding," is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our Notice of Annual Meeting to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Notice of Annual Meeting, you may be able to request householding by contacting your broker, bank or other nominee.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulations and certification of votes, and to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Where can I find voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by a representative from American Stock Transfer & Trust Company, who will serve as inspector of elections, and published and filed with the Securities Exchange Commission ("SEC") on a Form 8-K within four business days following the completion of the Annual Meeting.

How can I view the Company's proxy materials for the Annual Meeting on the Internet?

The Company's proxy materials are available on the Company's website at www.brooklinebancorp.com. Additional information regarding the Company and its subsidiaries, Brookline Bank, Bank Rhode Island, and First Ipswich Bank, can be found at the following websites: www.brooklinebank.com, www.bankri.com, www.firstipswich.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Board of Directors (the "Board" or the "Board of Directors") currently consists of thirteen directors. All of the Company's directors are independent under the current listing standards of the NASDAQ Stock Market LLC, except for Mr. Perrault, who currently serves as President and Chief Executive Officer of the Company, and Charles H. Peck and Merrill W. Sherman, who previously served as executive officers at subsidiaries of the Company. Mr. Peck currently serves as a consultant to the Company. Five directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

The Board has nominated John J. Doyle, Jr., Thomas J. Hollister, Charles H. Peck, Paul A. Perrault and Joseph J. Slotnik for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled "Nominees for Director" and "Stock Ownership of Directors and Management" for additional information regarding the nominees.

The following includes a discussion of the business experience for the past five years for each of our nominees and continuing directors. The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company's Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company's Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company's Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

In addition to the information presented below regarding each person's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its stockholders.

Each of the Company's directors currently serves as a director of Brookline Bank. Mr. Perrault also serves as a director of Bank Rhode Island and First Ipswich Bank.

Nominees for Director

Terms to Expire in 2018

John J. Doyle, Jr.    Mr. Doyle served as President and Chief Executive Officer of Randolph Savings Bank, a mutual savings bank, from November 16, 2009 until his retirement on April 30, 2013. From 2007 to 2009, Mr. Doyle served as the President and Chief Executive Officer of Commonwealth Cooperative Bank. From 2002 to 2007, Mr. Doyle served as the President and Chief Executive Officer of North Abington Cooperative Bank. Earlier in his career, Mr. Doyle was a partner at KPMG LLP from 1969 through 1991. As a member of the Board of Directors, Mr. Doyle serves on the Company's Audit, Compensation and Nominating and Governance Committees. We believe that Mr. Doyle's experience as a partner at KPMG LLP, a long-time bank consultant, and as the chief executive officer of several banks provides him with a unique perspective on the Company's challenges and opportunities.

Thomas J. Hollister.    Mr. Hollister is the Managing Director and founder of Governance & Leadership Advisors, LLC, a consulting firm specializing in effective board governance for public and private corporations as well as non-profit organizations. Mr. Hollister also serves as a Managing Director of Wesquo Capital Partners, a private real estate development fund, and is active in other investment and business interests. Mr. Hollister is the chair of the board of trustees of Tufts Medical Center and Wheaton College. Mr. Hollister is former Chairman of the board of the Greater Boston Chamber of Commerce and serves as an ex-officio member of the Executive Committee. He previously served as board chair of Charter One Bank, Citizens Bank of Massachusetts, Citizens Capital Corporation, The Initiative for a New Economy, and the Massachusetts Community Banking Council. From 2006 to 2013 Mr. Hollister served in various capacities at Global Partners LP, an energy midstream logistics and marketing company, from which he retired as Chief Operating Officer in 2013. The 75-year old business is a master limited partnership, listed on the NYSE and is on the Fortune 200 list of America's largest corporations based on annual revenue. Prior to joining Global Partners, Mr. Hollister was a Vice Chairman of Citizens Financial Group, the U.S. arm of the Royal Bank of Scotland, and prior to that he served as an Executive Vice President at Bank of Boston. In addition to his board chair roles, Mr. Hollister has served on other boards including Global Partners LP, Macomber Construction Company, Massachusetts Bankers Association, Rhode Island Hospital Trust Company, The Massachusetts Housing Investment Corporation, and Savings Bank Life Insurance of Massachusetts. As a member of the Board of Directors, Mr. Hollister serves as the Chair of the Company's Audit Committee and serves on the Company's Risk Committee. Mr. Hollister provides the Board of Directors with valuable perspective on the Company's activities as a result of his experience as the Chief Operating Officer and Chief Financial Officer of a Fortune 500 company, the former Vice Chair of a large financial institution, and his leadership roles on the boards of several other organizations.

Charles H. Peck.    Mr. Peck served as the Senior Loan Officer of Brookline Bank from 1970 and the President of Brookline Bank from April 2000 until his retirement in December 2010. Mr. Peck serves on the Company's Credit and Executive Committees. As the former President and Senior Loan Officer of Brookline Bank for many years, Mr. Peck provides the Board of Directors with considerable knowledge about the Company's activities and guidance with respect to the commercial markets in which the Company operates.

Paul A. Perrault.    Mr. Perrault became Chairman and Chief Executive Officer of Brookline Bank in March 2009 and Chief Executive Officer of the Company in April 2009. In 2011, Mr. Perrault became President of the Company and of Brookline Bank. Mr. Perrault serves as a member of the Board of Directors of Bank Rhode Island and First Ipswich Bank. During January 2009, Mr. Perrault was the Chief Executive Officer of Sovereign Bancorp, Inc. From 1990 through 2007, Mr. Perrault was President and Chief Executive Officer of Chittenden Corporation and, additionally, from 1998 through 2007, he served as Chairman. Mr. Perrault is a member of the Board of Trustees of the Perkins School for the Blind in Watertown, Massachusetts, and a member of the Board of Directors of P.C. Construction, Inc., a large contracting company headquartered in South Burlington, Vermont. Mr. Perrault provides the Board of Directors with broad perspective on the Company's strategies, challenges and opportunities as a result of his role as the President and Chief Executive Officer of the Company and his long-time successful experience as the Chief Executive Officer of a larger commercial bank.

Joseph J. Slotnik.    Mr. Slotnik served as the managing partner of the Boston office of L.F. Rothschild, later known as L.F. Rothschild, Unterberg, Towbin, a brokerage and investment firm, until his retirement in 1988. Mr. Slotnik previously served as the Company's Lead Director and was appointed Chairman of the Board of Directors of the Company in April 2011. As a member of the Board of Directors, Mr. Slotnik serves as a member of the Executive and Risk Committees and as Chair of the Compensation and Nominating and Governance Committees. Mr. Slotnik provides valuable insight concerning the Company's activities based on his long-time service as an independent director of the Company and his prior experience as the managing partner of a brokerage and investment firm.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
TO THE BOARD OF DIRECTORS LISTED ABOVE

Terms to Expire in 2016

David C. Chapin.    Mr. Chapin is a Principal of Chapin Properties Team Ltd., a real estate investment, appraisal and property management company. The Company was founded in 2004 and Mr. Chapin has served as Principal since its inception. From 1998 to August 2004, Mr. Chapin was a Principal of T. H. Niles Real Estate Group, Inc., a property management, real estate appraisal and brokerage company. Mr. Chapin is an active member of the community and is an elected member of the Wellesley Board of Assessors, a director of Wellesley Senior Living, Inc. (a non-profit real estate owner), a director of Thrive Wellesley, and a director of the Advisory Board of Dartmouth Hockey. As a member of the Board of Directors, Mr. Chapin serves as Chairman of the Company's Credit Committee and serves on the Executive Committee. Mr. Chapin is a valuable resource in evaluating and monitoring the risks associated with real estate lending, the Company's most significant area of activity, due to his extensive knowledge of and experience in the real estate market in which the Company originates commercial and residential mortgage loans.

John A. Hackett.    Mr. Hackett currently serves as the Controller of J.J. Ruddy Insurance Agency, Inc., a position that he has held since 2005. Previously, Mr. Hackett served as the President of J. J. Ruddy Insurance Agency, Inc. for over 40 years, and retired as the President in 2005. Mr. Hackett served as a director of Mystic Financial, Inc. and its subsidiary bank, Medford Co-operative Bank, for 23 years before it was acquired by the Company in 2005. As a director of Medford Co-operative Bank, Mr. Hackett served as the chair of the Loan, Investment, Compensation and Nominating Committees. As a member of the Board of Directors, Mr. Hackett serves on the Company's Audit, Compensation, and Nominating and Governance Committees. Mr. Hackett's long-time service as a member of the Board of Directors of another financial institution provides him with unique and valuable insight as it relates to the oversight of the Company's activities.

John L. Hall, II.    Mr. Hall is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989. Additionally, Mr. Hall is an owner and director of HallKeen Management, a real estate management and investment company located in Massachusetts. As a member of the Board of Directors, Mr. Hall serves on the Company's Executive and Credit Committees. Mr. Hall's extensive experience in the commercial real estate market industry provides him with the skills and knowledge that are valuable to the Board's management of the Company's lending and business activities.

Rosamond B. Vaule.    Ms. Vaule is active in volunteer work for numerous educational and charitable organizations located in the Boston area, including the School of the Museum of Fine Arts Boston (Governor), the Old South Meeting House (Board of Directors), the Massachusetts Cultural Council (Board of Directors, Grant Committee Chair), Massachusetts Audubon Society (Board of Directors) and the Brookline Arts Center (Community Advisor). As a member of the Company's Board of Directors, Ms. Vaule serves on the Company's Audit, Compensation, and Nominating and Governance Committees. Ms. Vaule's extensive work in the community and with charitable organizations provides the Board of Directors with perspective on developments in the principal community in which the Company conducts its business and maintains community relations.

Terms to Expire in 2017

Margaret Boles Fitzgerald.    Ms. Fitzgerald chairs the Board of The Henry Luce Foundation, a position she has held since 2002. From 2010 to 2014, Ms. Fitzgerald served as the Director of Corporate and Foundation Relations at Boston Health Care for the Homeless Program, from 2009 through 2010 she served as Director of Alumni Communications and Stewardship at Emmanuel College. Prior to that, Ms. Fitzgerald most recently served as Executive Vice President and Director of Community Relations at Hill, Holiday advertising in Boston, from 1995 until 2009. From 1978 until 1995, she worked in various capacities at Hill Holiday including positions in media, public relationship, non-profit management and community relations. Additionally, Ms. Fitzgerald works with local non-profit organizations including The Museum of Fine Arts, The Salvation Army of Massachusetts Bay, and the Roy T. Morgan Foundation. Ms. Fitzgerald is a member of Women Corporate Directors. Ms. Fitzgerald serves on the Company's Audit and Risk Committees. She is a graduate of Bucknell University. Ms. Fitzgerald's extensive work with community service agencies and executive leadership experience provide her with valuable skills to share with the Board in its management of the Company's business.

Bogdan Nowak.    Mr. Nowak joined the Board of Directors in January 2012 following the Company's acquisition of Bancorp Rhode Island, Inc. and Bank Rhode Island, where he had served as a director since 2002. Mr. Nowak is the founder and President of Rhode Island Novelty, Inc., established in 1986. Headquartered in Fall River, Massachusetts, Rhode Island Novelty, Inc. is the nation's leading importer and wholesale distributor of novelty toys. Mr. Nowak serves on the Company's Audit and Risk Committees. Mr. Nowak's experience as a successful entrepreneur, his understanding of business operations and finances, and knowledge of corporate governance matters qualify him to serve on the Board of Directors.

Merrill W. Sherman.    Ms. Sherman joined the Board of Directors in January 2012 following the Company's acquisition of Bancorp Rhode Island, Inc. and Bank Rhode Island. Ms. Sherman served as President and Chief Executive Officer of Bancorp Rhode Island, Inc. and Bank Rhode Island from 1996 until 2012. Previously, Ms. Sherman served as President and CEO of two other New England community banks. Ms. Sherman is very active in the Rhode Island community and holds leadership roles as a board member of a number of prominent non-profit organizations. Ms. Sherman serves on the Company's Executive and Risk Committees. Ms. Sherman's years of services as the chief executive officer of several banks provide her with experience in banking and operations matters which, combined with her leadership in the Rhode Island community, provides value to the Board in its management of the Company's business.

Peter O. Wilde.    Mr. Wilde was President of Tuftane Extrusion Technologies, Inc., a manufacturing company, from 1998 until his retirement in 2009. In 1997, Mr. Wilde was a Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. From 1991 to 1997, Mr. Wilde served as Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company. Mr. Wilde serves as Chairman of the Company's Risk Committee and serves on the Company's Credit and Executive Committees. Mr. Wilde's experience as a manager and owner of several businesses provides the Board of Directors with considerable knowledge concerning the risks associated with lending to commercial companies and small businesses.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

A critical function of the Board is to oversee the Company's executive management in the competent and ethical operation of the Company on a day-to-day basis, and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the directors proactively establish appropriate policy to ensure that the Company is committed to success through the maintenance of the highest standards of responsibility and ethics.

Members of the Board bring to the Company a wide range of experience and knowledge. These varied skills provide for strong leadership and effective corporate governance. The Board works closely with senior management to ensure effective decision-making, compliance with Company policy and regulations, and strong leadership.

Board Leadership Structure

Mr. Slotnik serves as the Company's Chairman of the Board of Directors. Mr. Perrault serves as the Company's President and Chief Executive Officer. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of the Company's management team are in line with the risk and governance oversight objectives of the Board of Directors.

The Board of Directors encourages strong communication among all of its independent directors and the Chairman of the Board. The Board of Directors also believes that it is able to effectively provide independent oversight of the Company's business and affairs, including risks facing the Company, through the composition of its Board of Directors, the role of the independent Chairman, the strong leadership of the independent directors and the independent committees of the Board of Directors, and the other corporate governance structures and processes already in place. Twelve of the thirteen members of the Board of Directors are non-management directors, and ten of these twelve are independent under the rules of The NASDAQ Stock Market LLC, which we refer to as the "NASDAQ rules." All of the directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Audit Committee and the Compensation Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the Company. Although the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to completely eliminate or mitigate their occurrence or effects, the Board is involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees.

In particular, the Board of Directors administers its risk oversight function through (i) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to compliance and risks that the Company faces, including, among others, compliance risk, market risk, credit risk, regulatory risk, operations risk, and various other matters relating to the Company's business, (ii) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, new hires and promotions to the Company's executive management positions, (iii) oversight of the Company's enterprise risk management by the Company's Risk Committee;

(iv) the direct oversight of specific areas of the Company's business by the Audit Committee, (v) regular periodic reports from the Company's internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board's attention.

The Audit Committee is specifically responsible for reviewing and discussing with management and the Company's external and internal auditors matters and activities relating to financial reporting and the internal controls of the Company, and the guidelines and policies that govern the process by which the Company's exposure to risk is assessed and managed by senior management.

The Credit Committee is specifically responsible for the review and approval of loan transactions of a certain value, the oversight of the Company's credit risk, and the governance of the Company's credit management.

The Risk Committee is specifically responsible for monitoring and reviewing the Company's enterprise risk management framework and processes, emerging risks, and the adequacy of risk management functions within the Company.

Board Committees

During 2014, the Board met ten times. Each director attended at least 75% of the combined total number of meetings of the Board and board committees of which he or she was a member. Consistent with the Company's policy, the independent directors meet at least twice during the year in executive session. In addition, the Company strongly encourages all directors and nominees to attend the Annual Meeting. All of the directors attended the 2014 Annual Meeting, and the Company anticipates that all of the directors will attend the 2015 Annual Meeting.

The Board has six standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Credit Committee and the Risk Committee. Written charters for certain committees are available on the Company's website at www.brooklinebancorp.com.

Executive Committee.    The Executive Committee consists of Joseph J. Slotnik (Chair), David C. Chapin, John L. Hall II, Charles H. Peck, Merrill W. Sherman, and Peter O. Wilde. The Executive Committee is responsible for transacting any business of the Company which properly might come before the Board of Directors, except such business that by law only the full Board is authorized to perform. The Executive Committee documents its proceedings and reports on any actions taken at the next meeting of the Board of Directors. The Executive Committee met a total of three times during 2014.

Audit Committee.    The Audit Committee consists of Thomas J. Hollister (Chair), John J. Doyle, Jr., Margaret Boles Fitzgerald, John A. Hackett, Bogdan Nowak and Rosamond Vaule. Duties of the Audit Committee include the following: (i) reviewing the scope of the proposed audit, including the adequacy of staffing; (ii) discussing the contents of our audited financial statements with management and the independent auditor; (iii) appointing, compensating, evaluating, overseeing and/or replacing the independent registered public accounting firm; (iv) pre-approving the scope of services provided by and fees paid to the independent registered public accounting firm for audit, audit-related and permitted non-audit-related services; (iv) overseeing the internal and external audit function; and (v) reviewing with management and the Company's General Counsel the nature and status of significant legal matters. The Board has determined that each of Messrs. Hollister and Doyle qualify as an "audit committee financial expert," as defined by the SEC, and that all members of the Audit Committee are independent and financially literate in accordance with the NASDAQ rules. The report of the Audit Committee is included in this Proxy Statement. The Audit Committee met a total of six times during 2014.

Compensation Committee.    The Compensation Committee consists of Joseph J. Slotnik (Chair), John J. Doyle, Jr., John A. Hackett and Rosamond B. Vaule. The Compensation Committee is responsible for determining and overseeing the establishment of compensation levels for company officers and reviewing compensation and employee benefits matters. Each member of the Compensation Committee is independent under the NASDAQ rules. The report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee met a total of seven times 2014.

Credit Committee.    The Credit Committee consists of David C. Chapin (Chair), John L. Hall II, Charles H. Peck, and Peter O. Wilde. The Credit Committee is responsible for the approval of certain loan transactions at the Company's subsidiary banks, the oversight of the Company's credit risk and governance, and the credit risk management process. The Credit Committee met twenty-three times in 2014.

Nominating and Governance Committee.    The Nominating and Governance Committee consists of Joseph J. Slotnik (Chair), John J. Doyle, Jr., John A. Hackett and Rosamond B. Vaule. The Nominating and Governance Committee is responsible for the annual selection of the Board's nominees for election as directors, to review and monitor the Board's adherence to the NASDAQ rules with respect to independence, and to review the Company's committee structure and make any necessary recommendations to the Board of Directors regarding committee appointments. Each member of the Nominating and Governance Committee is independent under the NASDAQ rules. The Nominating Committee met three times in 2014.

Risk Committee.    The Risk Committee consists of Peter O. Wilde (Chair), Margaret Boles Fitzgerald, Thomas J. Hollister, Bogdan Nowak, Merrill W. Sherman and Joseph J. Slotnik. The Risk Committee is responsible for monitoring and reviewing, in conjunction with the other Board committees, or the full Board, the enterprise risk management framework and processes for the Company, emerging risks, and the adequacy of risk assessment and management functions. The Risk Committee provides regular reports to the Board of Directors regarding the Company's risk management framework. The Risk Committee met four times in 2014.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers and employees with a framework for making honest, ethical and legal decisions, ensure full, fair, accurate, timely and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All directors, officers, and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein, are available on the Company's website at www.brooklinebancorp.com.

The Company is required by the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission's related rules to disclose whether it has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or individuals performing similar functions. The Company has adopted a Code of Ethics for Financial Professionals, available on the Company's website at www.brooklinebancorp.com. The Company's Chief Executive Officer and senior financial officers are bound by the Company's Code of Ethics for Financial Professionals.

The Board has established a means for employees, customers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating to, among other things:

  •
  Accounting practices, internal accounting controls or auditing matters and procedures;

  •
  Theft or fraud of any amount;

  •
  Insider trading;

  •
  Performance and execution of contracts;

  •
  Conflicts of interest; and

  •
  Violations of securities laws.

Any employee, stockholder or other interested party may submit a report to the Audit Committee in writing to: Brookline Bancorp, Inc., Audit Committee, P.O. Box 6024, Providence, Rhode Island 02940.

Reports may also be made by phone or online via the Company's Ethics Reporting Hotline, which is administered by The Network, an independent, third-party monitoring service. The Ethics Reporting Hotline is available seven days per week, twenty-four hours per day. Calls or web reports to the Ethics Reporting Hotline may be anonymous if requested. The Ethics Reporting Hotline can be reached at: (855) 898-9097.

Board Nominations

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board decides not to renominate a member for reelection, or if the size of the Board is increased, the Nominating and Governance Committee would seek to identify appropriate director candidates. In addition, the Nominating and Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

Neither the Nominating and Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating nominees. The Nominating and Governance Committee may consider whether a nominee, if elected, would have the necessary qualifications, professional background and core competencies to discharge his or her duties as well as the ability to add something unique and valuable the Board of Directors as a whole. The Nominating and Governance Committee would seek to identify a candidate who at a minimum has high personal and professional integrity, who shall have demonstrated ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The Nominating and Governance Committee will also take into account whether a candidate satisfies the criteria for being an independent director under the NASDAQ rules, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual is financially literate and qualifies as an Audit Committee financial expert.

Stockholder Nominations

Any stockholder of the Company entitled to vote for the election of directors at the Annual Meeting can submit the names of candidates for director by writing to the Nominating and Governance Committee, care of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year's Annual Meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

The submission shall include the following information set forth below:

  •
  As to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  The name and address of the stockholder giving the notice, as they appear on the Company's books, and the names and addresses of the other Proposing Persons (if any); as to each Proposing Person, any Material Ownership Interests;

  •
  A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

  •
  (A) A description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nomination(s), and to the extent known the class and number of all shares of the Company's capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

  •
  A statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the "Nomination Solicitation Statement").

A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements as outlined in the By-laws of the Company.

There were no submissions by stockholders of Board nominees for our 2015 Annual Meeting.

Communications with the Board

Stockholders who wish to communicate with the Board or with any director can write to the Nominating and Governance Committee, care of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will forward the communication to the director(s) to whom it is addressed, or, if the inquiry is a request for information about the Company or a stock-related matter for example, the

Corporate Secretary will respond directly. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received, if any, since the last meeting and make those communications available to the directors upon request.

Transactions with Related Parties

Pursuant to various regulatory requirements and other applicable law, the boards of the Company and its subsidiaries, Bank Rhode Island, Brookline Bank, and First Ipswich Bank, must approve certain extensions of credit, contracts and other transactions between the Company's subsidiaries and any director or executive officer. The Company has adopted written policies and procedures to implement these requirements which state, in essence, that any transaction between the Company, its subsidiaries and any director or executive officer, or any of their affiliates or immediate family members, may be made on terms comparable to those which the Company would reach with an unrelated, similarly-situated third-party and must be approved in advance by a vote of the Board. The office of the Company's General Counsel is responsible for the oversight of the Company's policy regarding related party transactions, which is typically applied to extensions of credit and any other financial transactions of a material nature between the Company, its subsidiaries, and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Since January 1, 2014, neither the Company nor its subsidiaries has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of the Company's stock, or any members of the immediate family of any such person, had or will have a direct or indirect material interest other than the following:

  •
  On December 23, 2010, Charles H. Peck entered into a Retirement Agreement with the Company in which he agreed to provide commercial real estate consulting services to the Company and its management team. The term of the agreement was for one year, but could be extended by mutual agreement of the Company and Mr. Peck. In December 2014, the Company and Mr. Peck extended the term of the agreement for an additional year and, as a result, Mr. Peck will receive a payment in the amount of $2,000 per month in 2015.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2014 were, also customers of Bank Rhode Island, Brookline Bank, and First Ipswich Bank in the ordinary course of business, or had loans outstanding during 2014. It is anticipated that such persons and their associates will continue to be customers of and indebted to Bank Rhode Island, Brookline Bank, and First Ipswich Bank in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were approved by the applicable Bank's Board of Directors. None of these loans to directors, executive officers or their associates is nonperforming.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Slotnik, Doyle and Hackett and Ms. Vaule. None of these persons has served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's Common Stock, including shares owned by its directors.

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership
BlackRock, Inc.(1)	6,489,839	9.30%
55 East 52nd Street
New York NY 10022
The Vanguard Group, Inc.(2)	4,849,516	6.92%
100 Vanguard Blvd.
Malvern, PA 19355
DePrince, Race & Zollo, Inc.(3)	4,528,706	6.47%
250 Park Ave South, Suite 250
Winter Park, FL 32789
Dimensional Fund Advisors LP(4)	4,489,671	6.41%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

(1)
Based exclusively on a Schedule 13G filed by BlackRock, Inc. on January 12, 2015. The filer claimed sole power to vote or to direct the vote of 6,304,869 shares and the sole power to dispose or to direct the disposition of 6,489,839 shares.

(2)
Based exclusively on a Schedule 13G filed by The Vanguard Group, Inc. on February 9, 2015. The filer claimed sole power to vote or to direct the vote of 100,928 shares and the sole power to dispose or to direct the disposition of 4,756,888 shares.

(3)
Based exclusively on a Schedule 13G filed by DePrince, Race & Zollo, Inc. on February 6, 2015. The filer claimed sole power to vote or to direct the vote of 3,308,453 shares and the sole power to dispose or to direct the disposition of 4,528,706 shares.

(4)
Based exclusively on a Schedule 13G filed by Dimensional Fund Advisors LP on February 5, 2015. The filer claims sole power to vote or direct the vote of 4,267,829 shares and the sole power to dispose or direct the disposition of 4,489,671 shares.

The following table details, as of the Record Date, information concerning the beneficial ownership of our common stock by:

  •
  Each director;

  •
  Each of our named executive officers; and

  •
  All directors and named executive officers as a group.

Name and Address of Beneficial Owner*	Age	Position	Director Since(1)	Term Expires	Number of Shares Beneficially Owned(2)		Percent of Class(3)
Carl M. Carlson	51	Chief Financial Officer & Treasurer	N/A	N/A	38,838	(4)	**
David C. Chapin	78	Director	1989	2016	135,416	(5)	**
John J. Doyle, Jr.	81	Director	2006	2015	19,500	(6)	**
Margaret Boles Fitzgerald	59	Director	2013	2017	11,500	(7)	**
John A. Hackett	74	Director	2007	2016	39,500	(8)	**
John L. Hall, II	75	Director	1983	2016	173,417	(9)	**
Thomas J. Hollister	60	Director	2009	2015	20,200	(10)	**
Michael W. McCurdy	46	Chief Risk Officer, General Counsel & Corporate Secretary	N/A	N/A	29,079	(11)	**
Mark J. Meiklejohn	51	President and Chief Executive Officer, Bank Rhode Island	N/A	N/A	53,033	(12)	**
Thomas J. Meshako	54	Former Principal Financial Officer & Chief Accounting Officer	N/A	N/A	7,249	(13)	**
Bogdan Nowak	51	Director	2012	2017	98,455	(14)	**
Charles H. Peck	74	Director	1995	2015	353,873	(15)	**
Paul A. Perrault	63	President and Chief Executive Officer	2009	2015	386,035	(16)	**
M. Robert Rose	63	Chief Credit Officer	N/A	N/A	69,103	(17)	**
Merrill W. Sherman	66	Director	2012	2017	19,500	(18)	**
Joseph J. Slotnik	78	Chairman	1970	2015	185,775	(19)	**
Rosamond B. Vaule	77	Director	1989	2016	117,249	(20)	**
Peter O. Wilde	75	Director	1993	2017	155,208	(21)	**
Directors and Officers as a Group (18 persons)					1,876,603		2.68%

*
Unless otherwise indicated, the address is c/o Brookline Bancorp, Inc., 131 Clarendon Street, Boston, MA 02116.

**
Less than 1%.

(1)
The dates for Mr. Peck, Mr. Slotnik, Mr. Chapin, Mr. Hall, Ms. Vaule and Mr. Wilde reflect their initial appointment to the Board of Trustees of Brookline Bank.

(2)
The number of shares of common stock "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. "Number of Shares Beneficially Owned" includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 12, 2015. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

(3)
The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 12, 2015 held by the beneficial owner and that no options held by other beneficial owners are exercised.

(4)
Includes 5,000 shares as to which he has the sole voting and investment power and 33,838 shares of unvested restricted stock as to which he has the sole voting power.

(5)
Includes 126,458 shares as to which he has shared voting and investment power with his spouse; 1,458 shares owned by the 1253 Beacon Street Realty Trust, of which he is Trustee and to which he has shared voting and investment powers with other Trustees; 2,500 shares of unvested restricted stock as to which he has sole voting power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(6)
Includes 2,500 shares of unvested restricted stock as to which he has sole voting power; 2,400 shares held by the Kathryn W. Doyle Trust, of which Mr. Doyle is trustee; 9,600 shares held by the Marilyn Doyle Trust, of which Mr. Doyle is trustee; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(7)
Includes 2,500 shares of unvested restricted stock as to which she has sole voting power; 3,500 shares as to which she has sole voting and investment power; 1,500 shares held by the Margaret Fitzgerald Burke account as to which she has shared voting power; 1,500 shares held by the Elizabeth Richardson Fitzgerald account as to which she has shared voting power; 1,500 shares held by the Samuel Luce Fitzgerald account as to which she has shared voting power; and 1,000 shares held by the IRA account of her spouse.

(8)
Includes 19,000 shares as to which he has shared voting and investment powers with his spouse; 2,500 shares of unvested restricted stock as to which he has sole voting power; 6,500 shares held in an IRA account as to which he has sole voting and investment power; 6,500 shares held in an IRA for his spouse, as to which he has no voting or investment power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(9)
Includes 165,917 shares as to which he has sole voting power; 2,500 shares of unvested restricted stock as to which he has sole voting power and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(10)
Includes 12,700 shares as to which he has sole voting power; 2,500 shares of unvested restricted stock as to which he has sole voting power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(11)
Includes 20,385 shares of unvested restricted stock as to which he has sole voting power; 8,090 shares as to which he has sole voting an investment power with his spouse; and 604 shares held by the ESOP for his account as to which he has shared voting power.

(12)
Includes 38,428 shares as to which he has sole voting power; 14,001 shares of unvested restricted stock as to which he has sole voting power and 604 shares held by the ESOP for his account as to which he has shared voting power.

(13)
Includes 1,249 shares as to which he has sole voting and investment power and 6,000 shares held by his IRA. Mr. Meshako served as Principal Financial Officer from January 1, 2014 through April 1, 2014 and left the Company on October 17, 2014. Following his departure, 3,751 shares of unvested restricted stock were forfeited.

(14)
Includes 73,627 shares as to which he has sole voting and investment power; 2,500 shares of unvested restricted stock as to which he has sole voting power and 22,328 shares owned by Sydenham Corporation, an investment company, of which Mr. Nowak is the President and for which he has sole voting and investment power.

(15)
Includes 314,608 shares as to which he has sole voting and investment power; 10,000 shares as to which he has shared voting and investment power with his spouse; 26,765 shares held by the Company's Employee Stock Ownership Plan ("ESOP") for his account as to which he has shared voting power; and 2,500 shares of unvested restricted stock as to which he has sole voting power.

(16)
Includes 127,636 shares as to which he has sole voting and investment power; 130,411 shares of unvested restricted stock as to which he has sole voting power; 3,143 held by the ESOP for his account as to which he has shared voting power; and 124,845 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(17)
Includes 8,498 shares as to which he has sole voting and investment power; 21,250 shares of unvested restricted stock as to which he has sole voting power; and 2,080 shares held by the ESOP for his account as to which he has shared voting power; and 5,400 shares held by the M. Robert Rose Trust of which he has sole voting power; and 4,775 shares held by his IRA; and 25,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(18)
Includes 17,000 shares as to which she has sole voting and investment power and 2,500 shares of unvested restricted stock as to which she has sole voting power.

(19)
Includes 141,406 shares as to which he has sole voting and investment power; 2,500 of unvested restricted stock as to which he has sole voting power; 26,869 shares owned by his spouse, as to which he has no voting and investment power; 10,000 shares owned by the revocable trust of his spouse, as to which he has no voting and investment power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(20)
Includes 12,500 shares as to which she has sole voting and investment power; 2,500 shares of unvested restricted stock as to which she has sole voting power; and 97,249 shares held by the Rosamond B. Vaule Trust as to which she has sole voting and investment power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

(21)
Includes 147,708 shares as to which he has sole voting and investment power; 2,500 shares of unvested restricted stock as to which he has sole voting power; and 5,000 shares issuable pursuant to options exercisable within 60 days of March 12, 2015.

N/A
Not Applicable

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's common stock is registered with the SEC pursuant to Section 12 of the Exchange Act. Accordingly, our directors, senior management and beneficial owners of more than 10% of the Company's common stock are required to disclose beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5, which are filed with the SEC. At the present time, the Company has no knowledge of any individual, group or entity with beneficial ownership of more than 10% of the Company's common stock. In addition, based on the Company's review of ownership reports, the Company believes its directors and senior management timely complied with the reporting requirements of Section 16(a) for the period ended December 31, 2014 with the one exception: a late Form 4 was filed by Margaret Boles Fitzgerald, a director, on December 4, 2014 with respect to a purchase of shares of the Company's stock.

DIRECTOR COMPENSATION

The Company's primary goal is to provide competitive and reasonable compensation to non-officer directors to attract and retain qualified candidates to serve on the Company's Board. Directors who are also officers of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Non-Qualified Deferred Compensation Plan, as defined below. Directors may be reimbursed for reasonable and necessary expenses incurred in connection with their service.

The following table sets forth certain information as to the total remuneration paid to our directors other than Mr. Perrault for the year ended December 31, 2014. No compensation was paid to Mr. Perrault for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Plan Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
David C. Chapin	60,000	22,600	—	N/A	N/A	—	82,600
John J. Doyle, Jr.	50,000	22,600	—	N/A	N/A	—	72,600
Margaret Boles Fitzgerald	50,000	22,600	—	N/A	N/A	—	72,600
John A. Hackett	50,000	22,600	—	N/A	N/A	—	72,600
John L. Hall, II	50,000	22,600	—	N/A	N/A	—	72,600
Thomas J. Hollister	60,000	22,600	—	N/A	N/A	—	82,600
Charles H. Peck	50,000	22,600	—	N/A	N/A	48,000	120,600
Bogdan Nowak	50,000	22,600	—	N/A	N/A	—	72,600
Merrill W. Sherman	50,000	22,600	—	N/A	N/A		72,600
Joseph J. Slotnik	70,000	22,600	—	N/A	N/A	—	92,600
Rosamond B. Vaule	50,000	22,600	—	N/A	N/A	—	72,600
Peter O. Wilde	60,000	22,600	—	N/A	N/A	—	82,600

(1)
Reflects all fees earned or paid for services as a director of Brookline Bancorp, Inc. and Brookline Bank. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on the committees of the Board of Directors. Mr. Slotnik received $20,000 for services as Chairman of the Board, Mr. Hollister received $10,000 for services as Chairman of the Audit Committee, Mr. Chapin received $10,000 for services as Chairman of the Credit Committee, and Mr. Wilde received $10,000 for services as Chairman of the Risk Committee.

(2)
Each director in office on August 8, 2014 received a restricted stock award of 2,500 shares which vest one year from the grant date. The dollar value is the grant date fair market value of the awards. The grant date fair market value is calculated by multiplying the grant amount by the closing price of the Company's stock on the date of grant.

(3)
On December 23, 2010, Charles H. Peck entered into a Retirement Agreement with the Company in which he agreed to provide commercial real estate consulting services to the Company and its management team. The Retirement Agreement was for one year, could be extended by mutual agreement of the Company and Mr. Peck, and provided for the payment to Mr. Peck in the amount of $4,000 per month. The Company and Mr. Peck extended the agreement through December 2015. Mr. Peck will be paid $2,000 per month in 2015.

Cash Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees paid to our non-employee directors for their services on the Board of Directors of Brookline Bancorp, Inc. during 2014:

Annual Retainer	$50,000	(1)
Chairman of the Board	$20,000
Chairman of the Audit Committee	$10,000
Chairman of the Credit Committee	$10,000
Chairman of the Risk Committee	$10,000

(1)
Employee directors do not receive an annual retainer.

EXECUTIVE OFFICERS

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Perrault, who is both a director and an executive officer of the Company, may be found in the section entitled "Proposal 1: Election of Directors."

Name	Position with Company	Age
Carl M. Carlson	Chief Financial Officer and Treasurer(1)	51
Russell G. Cole	President and Chief Executive Officer, First Ipswich Bank	57
James M. Cosman	Chief Operations Officer	64
Michael W. McCurdy	Chief Risk Officer, General Counsel, and Corporate Secretary	46
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island	51
Sarah P. Merritt	Chief Human Resources Officer	61
Thomas J. Meshako	Former Principal Financial Officer and Chief Accounting Officer(2)	54
M. Robert Rose	Chief Credit Officer	63

(1)
Mr. Carl M. Carlson joined the Company as its Chief Financial Officer and Treasurer on April 1, 2014.

(2)
Mr. Thomas J. Meshako served as the Company's Principal Financial Officer and Chief Accounting Officer from January 1, 2014 until April 1, 2014.

Carl M. Carlson, Chief Financial Officer and Treasurer.    Mr. Carlson joined the Company as its Chief Financial Officer and Treasurer on April 1, 2014. From 2011 until 2014, Mr. Carlson served as a Senior Vice President and Deputy Chief Financial Officer for Webster Financial Corporation and as Senior Vice President and Director of Finance from 2007 to 2011. From 1986 until 2007, Mr. Carlson was employed by North Fork Bancorporation in a series of positions, including Senior Vice President, Strategic Planning and Corporate Development. Mr. Carlson earned a Master's in Business Administration from Dowling College and a Bachelor's Degree in Finance from Clarkson University.

Russell G. Cole, President and Chief Executive Officer, First Ipswich Bank.    Mr. Cole serves as the President and Chief Executive Officer of First Ipswich Bank, a subsidiary of the Company. Mr. Cole is a director and the Chairman of the Board of Directors of First Ipswich Bank. Prior to joining First Ipswich Bank in 2004, he served as President and Chief Executive Officer of Ocean National Bank in Kennebunk, Maine. Mr. Cole currently serves as a director of the Ipswich YMCA Board and as a director and the Treasurer of the North Shore Chamber of Commerce. Mr. Cole is a former Director of the Maine Bankers Association and is actively involved with state, national banking and insurance associations, as well as an active participant in local municipal and civic organizations. Mr. Cole earned a Bachelor of Arts in Business Administration from the University of Maine at Orono.

James M. Cosman, Chief Operations Officer.    Mr. Cosman joined the Company in 2009 and is responsible for the Company's operations and information technology departments, as well as cash management and underwriting for small business and consumer loans. From 2000 to 2009, Mr. Cosman was a senior executive in bank underwriting and operations at Sovereign Bank, where he managed the Lending and Operations divisions. Mr. Cosman earned a Master's in Business Administration from Western New England University and a Bachelor of Arts degree from Syracuse University.

Michael W. McCurdy, General Counsel, Chief Risk Officer and Corporate Secretary.    Mr. McCurdy joined the Company in August 2011 and currently serves as the Company's Chief Risk Officer, General Counsel and Corporate Secretary. From 2007 until 2011, Mr. McCurdy served as an Executive Vice President, General Counsel and Corporate Secretary for Danvers Bancorp, Inc., overseeing the Company's legal and retail areas. Mr. McCurdy was President and Chief Executive Officer of BankMalden from 2001 to 2007. Mr. McCurdy currently serves as Treasurer and Director at Triangle, Inc. Mr. McCurdy earned his Juris Doctor degree from Suffolk Law School and his Bachelor of Arts degree from the University of California at Santa Barbara.

Mark J. Meiklejohn, President and Chief Executive Officer, Bank Rhode Island.    Mr. Meiklejohn is President and Chief Executive Officer and a member of the Board of Directors of Bank Rhode Island. Mr. Meiklejohn joined Bank Rhode Island in January 2006 as the Director of Commercial Banking. In 2008, he became the Chief Lending Officer of the Bank Rhode Island, responsible for all lending activities as well as cash management, business development, and oversaw the operations at Macrolease, Inc., the bank's leasing subsidiary. Prior to joining Bank Rhode Island, Mr. Meiklejohn was a Senior Vice President in middle market lending with Citizens Bank. Mr. Meiklejohn began his career at Fleet Bank in 1985. Mr. Meiklejohn earned a bachelor's degree from the University of Connecticut.

Sarah P. Merritt, Chief Human Resources Officer.    Ms. Merritt joined the Company in February 2011 and currently serves as the Company's Chief Human Resources Officer. In 2008, Ms. Merritt served as a Senior Vice President at People's United Bank in Bridgeport, Connecticut, where she was responsible for the corporate employee relations and recruiting functions. From 1982 to 2007, Ms. Merritt served as the Director of Human Resources for Chittenden Corporation. Ms. Merritt earned a master's degree from George Washington University and a bachelor's degree from Skidmore College.

M. Robert Rose, Chief Credit Officer.    Mr. Rose joined the Company in 2009 and presently serves as the Company's Chief Credit Officer. From 2000 to 2004, Mr. Rose was the Chief Credit Risk Management Officer of Sovereign Bank, and from 2004 to 2009 served as the Chief Risk Officer of Sovereign Bank. Prior to his tenure at Sovereign Bank, Mr. Rose held senior credit and risk management positions at Bank of Boston/Fleet Bank and BayBanks, Inc. Mr. Rose has served as Vice Chairman of the Board of Directors of the Risk Management Association, been a member of the Executive Committee of the Risk Management Association, and currently is Chairman of the Board of the Risk Management Association Foundation, a not for profit association for the development of banking curriculum and education, and granting scholarships and grants to undergraduate and graduate students entering the banking industry. Mr. Rose earned his master's in business administration and bachelor's degrees from Babson College and obtained a certification in risk management from The Wharton School at the University of Pennsylvania.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides a description of the roles and responsibilities of the Compensation Committee of the Company's Board of Directors. Additionally, this section details the Company's executive compensation philosophy and contains a discussion of each material element of the Company's executive officer compensation program as it relates to the following "named executive officers" (the "Named Officers") whose compensation information is detailed:

Paul A. Perrault	President and Chief Executive Officer
Carl M. Carlson[1]	Chief Financial Officer and Treasurer
Thomas J. Meshako[2]	Principal Financial Officer
M. Robert Rose	Chief Credit Officer
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island
Michael W. McCurdy	Chief Risk Officer, General Counsel and Corporate Secretary

Executive Summary

The Compensation Committee oversees the executive compensation program and determines the compensation for the Company's executive officers. The committee as well as the Company's Board of Directors continue to believe that the Company's success is highly dependent on the ability to hire and retain qualified executives who have the potential to influence performance and enhance shareholder value over time. By designing and developing executive compensation programs that are competitive in the marketplace, built to reward strong corporate performance, and that are aligned with stockholder interests, the Company has successfully built a strong executive management team.

In 2014, the Company continued to experience strong profitability and growth, reporting net income of $42.8 million. This represents a year-over-year increase of $7.4 million, or 21%. Total assets as of December 31, 2014 were $5.8 billion. The Company's total deposit balance increased to $4.0 billion and total loan balance increased to $4.8 billion, both as of December 31, 2014. The Company reported earnings of $0.61 per share.

Role of the Compensation Committee

The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors regarding the compensation philosophy, programs, and practices as they relate to the Company's directors and Named Officers. The primary purpose of the Compensation Committee is to develop, approve, and implement compensation policies and plans that are fair and appropriate to attract, retain, and motivate executives to further the Company's long-term strategic plan and drive stockholder value.

The Compensation Committee operates under a written charter that establishes its responsibilities. The committee reviews the charter annually to ensure that the scope of the charter is consistent with the committee's expected role and accurately reflects the Company's compensation philosophy and guiding principles.

The Compensation Committee meets regularly throughout the year and held seven meetings in 2014. Over the prior three years, the committee spent considerable time building a comprehensive compensation program which it continued to refine in 2014. The committee followed the established pattern of analyzing the external economic and market conditions in order to ensure the continued competitiveness of programs

1
Mr. Carl M. Carlson joined the Company as its Chief Financial Officer and Treasurer on April 1, 2014.

2
Mr. Thomas J. Meshako served as the Company's Principal Financial Officer and Chief Accounting Officer from January 1, 2014 until April 1, 2014.

that have been developed. Four members of the Board served on the Compensation Committee, each of whom is independent.

In accordance with its charter, the Compensation Committee evaluates the President and Chief Executive Officer's performance relative to established goals and has sole responsibility for determining his compensation based on their evaluation of his performance. Final decisions regarding the President and Chief Executive Officer's compensation take into consideration his contribution to the Company's success along with the Company's achievement against annually established performance targets, its relative performance when compared to its peer group, and current compensation trends within the competitive marketplace.

The Compensation Committee also reviews and evaluates the compensation and performance of other members of the executive management team, including the Named Officers.

The Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent consultants to assist it in the compensation process. The consultants are retained by and report directly to the committee. The committee places no restrictions on the consultants within the scope of contracted services. The consultants provide expertise and information about competitive trends in the marketplace, including established and emerging compensation practices at other companies.

In 2014, the Compensation Committee retained the services of BDO USA, LLP ("BDO USA"), an independent executive compensation consulting firm which has provided services to the committee since 2010. BDO USA does not provide any other services to the Company and works with the Company's management only on matters for which the Compensation Committee is responsible. The Compensation Committee has assessed the independence of BDO USA pursuant to SEC rules and NASDAQ listing standards and concluded that no conflict of interest exists that would prevent BDO USA from serving as an independent consultant to the Compensation Committee. The committee periodically seeks input from BDO USA on a range of external market factors, including evolving compensation trends, appropriate peer group companies, and market survey data. BDO USA also provides general observations on the Company's compensation programs, but it does not determine or recommend the amount or form of compensation for the Named Officers.

In October 2014, BDO USA met with the Compensation Committee to discuss trends and issues impacting executive pay for the Company and other publicly-traded companies. In addition to the consideration of general information regarding trends in executive compensation, the discussion also included a high-level review of the Company's executive and director compensation as compared to that of its named peer group.

Roles of Executive Officers and Management

The Compensation Committee occasionally requests one or more members of executive management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation; however, only Compensation Committee members vote on decisions regarding executive compensation.

The Company's President and Chief Executive Officer provides recommendations to the Compensation Committee on matters relating to the compensation of the executive management team. This includes input regarding performance measures and plan design. In addition, the President and Chief Executive Officer provides specific recommendations regarding base salary adjustments and short- and long-term incentive awards for members of the executive management team to the Compensation Committee. The Compensation Committee retains sole discretion with respect to compensation decisions regarding the Company's executive management team.

Compensation Philosophy and Objectives

The Compensation Committee continues to espouse the philosophy that the most effective compensation program is one that is designed to attract and retain qualified and experienced officers and at the same time, is reasonable, competitive, and aligned with the Company's pay for performance philosophy. The Compensation Committee believes that an effective program is one component of the overall management of the Company and that it helps to support and promote a culture that recognizes and rewards the individuals, behaviors, and results that the Company and its stockholders value.

The Company's underlying compensation philosophy is one that recognizes the importance of individual contribution and achievement and strives to reward these behaviors. However, there is also a strong belief that all must work together for the organization to be truly successful. Thus, payments in short- and long-term incentive programs are heavily weighted toward the achievement of corporate goals when measured against both specific corporate goals and against the named peer group.

In order to achieve its stated goals and support its philosophy of providing maximum reward when the Company meets its goals, the compensation program is comprised of:

  •
  Base salary;

  •
  Performance-based cash incentives;

  •
  Equity compensation; and

  •
  Benefit programs.

Compensation Benchmarking

The Compensation Committee reviews data from a number of sources when considering executive compensation decisions. These include:

  •
  Pay mix representing the effectiveness of balancing long-term versus short-term performance objectives;

  •
  Current pay level and practices relative to its named peer group; and

  •
  Survey data for positions of similar scope and focus in markets where the Company competes for talent.

Market data from a variety of independent sources is used to ensure that the Company's total compensation package is competitive in the markets within which it competes for executive talent.

In 2014, the Company's named peer group consisted of the following financial institutions:

Banner Corp.	S&T Bancorp, Inc.
SCBT Financial Corp.	TrustCo Bank Corporation NY
Heartland Financial USA, Inc.	Flushing Financial Corp.
1st Source Corporation	Berkshire Hills Bancorp, Inc.
Columbia Banking System, Inc.	Pinnacle Financial Partners, Inc.
BBCN Bancorp, Inc.	Independent Bank Corp.
PacWest Bancorp	Chemical Financial Corp.
WesBanco, Inc.	BancFirst Corp.
First Commonwealth Financial Corp.	Boston Private Holdings, Inc.
First Financial Bancorp	Capital Bank Financial Corporation

Total assets of this group at year-end 2014 ranged from $4.7 billion to $16.2 billion. The companies are headquartered across the United States as it is expected that the Company would recruit on a national level for many of its executive management positions. The Company was intentionally positioned in the middle of the group.

While competitive practice is an important component of the Company's compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs. Ultimately, the Company will administer compensation in a manner that ensures its practices are:

  •
  Externally competitive;

  •
  Internally equitable;

  •
  Based on merit and performance; and

  •
  Compliant with all laws and regulations.

2014 Compensation Elements and Decisions

The Company continued to utilize a variety of criteria when establishing compensation opportunities for executive management positions. These included:

  •
  Recognition of the relative value and contribution of the position to the Company;

  •
  Consideration of the unique qualifications and/or capabilities required by the position;

  •
  The Company's desired relationship to its external marketplace vis-à-vis a particular position; and

  •
  The Company's ability to pay.

The Company positions its executive total compensation package—base salary combined with short- and long-term incentives—to pay between the 50th and 75th percentiles when incentive targets are achieved and all components of compensation are received. Short- and long-term incentives are designed and administered to ensure that actual results in relation to the Company's performance objectives appropriately position earned pay levels relative to the competitive market. Indirect compensation is designed to provide the executive with a competitive array of benefit programs. As is reflected in the Summary Compensation Table, a very small portion of the executive's total compensation is delivered through perquisites.

Base Salary

Base salary is a significant component of direct compensation for executive positions at the Company. The base salaries of executive officers and other members of senior management are reviewed annually. Initial base salary levels, as well as subsequent adjustments to base salaries, are determined by:

  •
  Impact and contribution of a particular position, as well as the unique qualifications and/or capabilities an individual offers to the Company;

  •
  Salary levels suggested by the external marketplace;

  •
  Internal equity; and

  •
  Individual performance.

Base salary is the only portion of the executive's total compensation package that is considered to be "fixed" compensation and is thus not "at risk" on an annual basis. Base salary levels are established to ensure that each executive is being paid competitively for sound performance. It is intended that greater rewards will be recognized when the performance targets established within the context of the Company's short- and long-term incentive programs are achieved.

In 2014, the Compensation Committee set the annual base salaries for the Named Officers at levels that were consistent with the market analysis that was performed by the Company's independent compensation consultant and the Compensation Committee's assessment of the individual officer's level of performance, contribution to the Company, and experience. The 2014 base salaries were: $695,000 for the Company's President and Chief Executive Officer, an increase of $20,000 from 2013; $280,200 for the Company's Chief Credit Officer, an increase of $8,200 from 2013; $260,000 for the Company's Chief Risk Officer, General Counsel and Corporate Secretary, an increase of $20,000 from 2013; and $320,000 for the President and Chief Executive Officer of Bank Rhode Island, an increase of $10,000 from 2013. Additionally, the Company agreed to a base salary of $325,000 for Carl M. Carlson, who joined the Company as its Chief Financial Officer and Treasurer in April 2014. In all cases, base level salaries for the Named Executive Officers were consistent with the Company's compensation philosophy and practices as adopted by the Company's Compensation Committee.

Short-Term Incentives

The first component of the Company's variable, or "at risk," compensation is delivered through the Company's short-term incentive plan (the "Incentive Plan"). This program is designed to align management's interests with the achievement of the Company's financial objectives for the year.

Performance measures are established by the Compensation Committee on an annual basis and are tied specifically to the Company's financial performance. The short-term incentive is cash based and a target bonus opportunity is established for each position. The funding of the incentive pool is based on the Company's financial performance, and thus, payments are not made until financial targets are achieved. After the funding level has been established annually, individual awards are determined based on each officer's annual performance and contribution.

In 2014, the Incentive Plan provided for cash target awards of 75% of annual base salary for the Company's President and Chief Executive Officer, 50% of annual base salary for the Company's Chief Credit Officer, Chief Financial Officer and Chief Risk Officer, General Counsel and Secretary, and 40% of annual base salary for the President and Chief Executive Officer of Bank Rhode Island.

Funding of the Incentive Plan

The funding of the Company's Incentive Plan is based on the Company's financial performance relative to a targeted level of earnings per share, as established by the Company's board of directors in January of each year. The funding amount of the Incentive Plan pool is determined by whether the Company achieves a predetermined targeted level of earnings per share. If the Company does not achieve the targeted level of earnings per share, the funding amount of the Incentive Plan pool is reduced accordingly.

In 2014, the Company recorded earnings per share in the amount of $0.61 per basic and diluted share, against an earnings per share target of $0.58 per share. Core operating earnings were reported at $0.59 per share. Based on this level of performance, the Compensation Committee approved the funding of the 2014 Incentive Plan pool at 100% of target.

Payment of Short-Term Incentives

In making awards to individual Named Officers, the Compensation Committee considers a combination of Company and individual performance factors. These factors include a review of the Company's performance relative to its strategic plan, and the individual achievement of each Named Officer relative to annual goals, the unique skills and experience of the Named Officer, and the Named Officer's overall contribution to the Company.

The Company reported earnings per share $0.03 ahead of plan and core operating earnings were $0.01 ahead of plan. Net interest income was $4.1 million favorable to plan, and non-interest income was also favorable to plan by $1.8 million. The Company reported year-over-year loan growth of 10.5% with credit quality remaining at satisfactory levels.

After reviewing the Company's performance, combined with its evaluation of the individual achievement of the Named Officers, the Compensation Committee authorized incentive payments for 2014 for the Company's President and Chief Executive Officer in the amount of $525,000, for the Company's Chief Financial Officer in the amount of $162,500, for the Company's Chief Credit Officer in the amount of $140,100, for the Company's Chief Risk Officer, General Counsel, and Corporate Secretary in the amount of $130,000, and for the President and Chief Executive Officer of Bank Rhode Island in the amount of $128,000.

The awards were within the plan guidelines and reflect individual and Company performance.

Long-Term Incentives

The Compensation Committee believes that profitability and growth are measured not only in annual increments, but also over an extended period of time. In addition, the Compensation Committee is of the opinion that it is important to consider performance relative to the Company's peer group, and to align the interests of the management team with that of the Company's stockholders. The Compensation Committee believes that these goals are accomplished through equity awards.

The Company's equity-based long-term incentive program is the third component of each executive officer's total compensation and is also variable in nature. Equity grants may be made in the form of stock options or restricted shares, and restricted shares, in turn, may vest over time or based on performance. When determining the appropriate form and design of these awards, the Compensation Committee considers the intended purpose of each award as well as the alignment with stockholder interests.

In 2014, 53,816 shares of restricted stock were granted to the President and Chief Executive Officer in accordance with the terms of his employment agreement. In addition, restricted stock grants in the amount of 10,000 shares each were made by the Compensation Committee to the Company's Chief Credit Officer and Chief Risk Officer, General Counsel & Secretary, and a restricted stock award of 6,500 shares was made to the President and Chief Executive Officer of Bank Rhode Island.

All restricted stock awards made to Messrs. Perrault, Rose, Meiklejohn and McCurdy are structured such that fifty percent (50%) of each award will vest ratably over a three-year period and the remaining fifty percent (50%) will vest at the end of the three-year period if certain identified Company performance objectives are achieved. These performance objectives include Company performance relative to the peer group in the following areas: return on assets, return on equity, asset quality and total return to stockholders. Dividends paid on restricted stock are accrued and not paid out to the Named Officers until the performance vesting is attained.

Upon joining the Company on April 1, 2014, the Chief Financial Officer received a restricted stock grant of 33,838 shares, of which 5,906 shares will vest ratably over a three-year period, 16,919 shares will vest at the end of the three-year period if certain identified Company performance objectives are achieved, and 11,013 shares will vest at the end of a five-year period if the Chief Financial Officer is employed by the Company at that time.

Retirement Benefits

401(k) Plan.    The Company provides all of its employees, including the Named Officers, with tax-qualified retirement benefits through the Company's 401(k) plan. The Compensation Committee believes that a 401(k) plan is an attractive retirement vehicle in recruiting superior officers. All Named Officers who meet the eligibility requirements participate in the 401(k) plan on a non-discriminatory basis. Named Officers, like other employees, may begin deferring compensation upon employment.

The Company's 401(k) plan allows employees to make salary reduction contributions equal to the lesser of 75% of compensation or a maximum statutory limit which is indexed annually. Those employees who are age 50 or older are permitted to make salary reduction contributions equal to the lesser of 75% of compensation, or a maximum statutory limit which is indexed annually.

Pursuant to the Company's 401(k) plan, the Company provides an annual contribution equal to 5% of each employee's compensation up to a maximum statutory limit which is indexed annually. In order to be fully vested in the Company's annual contribution, an employee must complete three years of service with the Company in which he or she works at least 1,000 hours. The 401(k) plan permits employees to direct the investment of their own accounts into various investment options.

Nonqualified Deferred Compensation Plan.    As of January 1, 2014, eligible participants, including members of the Company's Board of Directors, certain executive officers, including the Named Officers, are eligible to participate in the Company's Nonqualified Deferred Compensation Plan.

Company directors may elect to defer from 25% to 100% of their annual retainer and fees for service on the Board of Directors of the Company and eligible executive officers may elect to defer from 5% to 100% of their annual base salary and/or cash incentive payment. Amounts deferred earn interest credited at the end of each month based on the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

In 2014, the President and Chief Executive Officer and one of the Company's directors elected to participate in the Company's Nonqualified Deferred Compensation Plan.

Employee Stock Ownership Plan.    The Company has an Employee Stock Ownership Plan (the "ESOP"). Employees with at least one year of employment in which they work at least 1,000 hours with the Company and who have attained age 21 are eligible to participate. Shares of the Company's Common Stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants.

Shares of Common Stock released from the suspense account are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally vest over a seven-year period at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service forfeits the non-vested portion of his or her benefits under the ESOP. Benefits are payable in the form of Common Stock of the Company and cash upon death, retirement, early retirement, disability or separation from service.

Any amendments to the ESOP are approved by the Company's Board of Directors. The ESOP is administered by a committee comprised of members of the Company's management team. The ESOP committee has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, non-directed shares and shares held in the suspense account are voted in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Employment and Change-in-Control Agreements.    The Company has entered into an Employment Agreement with the President and Chief Executive Officer and Change in Control Agreements with the remaining Named Officers. These agreements are intended to provide the Company with the continued employment and undivided attention of its Named Officers without the potential distraction resulting from the reduction of job security inherent in employment by a publicly-held institution. The agreements provide assurances to Named Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control at the Company.

Perquisites and Other Personal Benefits

The Company provides eligible employees with group life, accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Company now pays 78% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental and vision coverage.

The Company pays 100% of the monthly premiums for group life and group accident insurance coverage for all full-time employees after the employee has completed three months of service. The Company also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis, a medical expense reimbursement plan under which employees can defer part of their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise, a dependent care plan under which employees can defer part of their salary on a pre-tax basis to cover qualified dependent care expenses, and a transportation plan under which employees can defer part of their salary on a pre-tax basis for qualified parking and transportation expenses.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. In the consideration of equity awards going forward, the Compensation Committee intends to consider the impact of ASC Topic 718, Stock Compensation, and Section 162(m) of the Internal Revenue Code, as amended (the "Code")(which limits the deduction of compensation paid to certain Named Officers to $1,000,000 unless the compensation is "performance based"). In order to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a specific policy that all compensation must be deductible.

Relationship between Compensation Policies and Risk

The Company and its subsidiaries use variable cash incentive compensation programs and/or plans to reward and incent employee performance and retain top talent. The Compensation Committee is responsible for the review and analysis of the Company's variable cash incentive programs to ensure that they do not encourage excessive risk- or profit-taking at the expense of long term performance and stockholder value. The Compensation Committee completed a review of the Company's variable cash incentive compensation programs and believes that the current incentive compensation programs that are in place at the Company and its subsidiaries effectively incent officer performance, and not excessing risk taking. The Compensation Committee will continue to monitor both existing and proposed variable cash incentive compensation programs to ensure that this prudent balance continues to exist.

Clawback Policy

In addition to any other remedies available to the Company and subject to applicable law, if the Board or any committee of the Board determines that it is appropriate, the Company may recover in whole or in part any bonus, incentive payment, equity award or other compensation received by an officer of the Company to the extent that such bonus, incentive payment, equity award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer's knowing or intentional fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company's financial statements.

2014 Advisory Votes on Executive Compensation

In 2014, the Company submitted a non-binding, advisory vote to stockholders for approval of the executive compensation paid to the Company's Named Officers in 2013. At the Company's 2014 Annual Meeting, the proposal was approved, and the results of the voting on this non-binding and advisory proposal were as follows: FOR (48,766,930); AGAINST (4,073,539); ABSTAIN (546,946); and BROKER NON-VOTES (12,645,230). The Compensation Committee believes this affirms stockholders' support of the Company's approach to executive compensation.

Stock Ownership Guidelines

The Compensation Committee believes that Company stock ownership by Company directors and executive officers strengthens their commitment to the Company's future and further aligns their interests with those of the Company's stockholders. The Compensation Committee encourages the Company's directors and executive officers to purchase and own Company stock and discourages sales of Company stock except pursuant to a pre-arranged plan. The Compensation Committee is of the opinion that the number of shares of the Company's stock owned by each director and executive officer is a personal decision and, independent of any stock ownership requirements that are imposed by law, does not require directors or executive officers to purchase and/or own Company stock. The Compensation Committee will review the Company's policy on Company stock ownership on a periodic basis to evaluate the stock ownership practices of directors and executive officers and to consider any necessary changes or enhancements to the Company's policy on Company stock ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Members of the Compensation Committee

Joseph J. Slotnik (Chair)
John J. Doyle, Jr.
John A. Hackett
Rosamond B. Vaule

Named Executive Compensation

Summary Compensation Table—2014

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 2014, 2013 and 2012 awarded to or earned by our Chief Executive Officer, the Chief Financial Officer, and the Company's three other highest paid Named Officers whose total compensation earned in 2014, 2013 and 2012 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Paul A Perrault	2014	695,000	3,750	486,497	—	521,250	16,715	63,280	(6)	1,783,382
President, Chief Executive	2013	675,000	—	472,504	—	200,000	9,765	46,700	(6)	1,403,969
Officer and Director	2012	655,000	—	458,499	—	417,563	10,081	62,349	(6)	1,603,492
Carl M. Carlson(12)	2014	230,000	90,625	307,249	—	121,875	—	23,756	(7)	773,505
Chief Financial Officer/
Treasurer
Thomas J. Meshako(13)	2014	168,657	25,000	—	—	—	—	31,476	(8)	222,089
Former Principal Financial
Officer & Principal Accounting
Officer
Mark J. Meiklejohn	2014	320,000	—	58,760	—	128,000	—	32,537	(9)	536,188
President and Chief Executive	2013	310,000	—	48,450	—	93,000	—	42,640	(9)	494,090
Officer Bank Rhode Island	2012	300,000	—	42,500	—	102,000	—	22,740	(9)	467,240
M. Robert Rose	2014	280,200	—	90,400	—	140,100	—	37,234	(10)	544,825
Chief Credit Officer	2013	272,000	—	72,675	—	102,000	—	33,400	(10)	480,075
	2012	262,000	—	63,750	—	111,350	—	39,570	(10)	476,670
Michael W. McCurdy	2014	260,000	—	90,400	—	130,000		34,542	(11)	511,833
Chief Risk Officer, General	2013	240,000	—	72,675	—	90,000		30,435	(11)	429,775
Counsel &Corporate Secretary	2012	210,000	—	63,750	—	32,000		25,538	(11)	331,288

(1)
The amounts in this column represent the bonus granted at the discretion of the Compensation Committee in excess of the amount of non-equity incentive plan compensation paid. The amounts earned in 2014 were paid in 2015.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock awards made in 2014, 2013, and 2012, respectively. The grant date fair value was calculated by multiplying the number of shares by the closing price of the Company's stock on the grant date. With respect to the performance based component of the awarded restricted stock, amounts included in this column represent the grant date fair value of the target level of the award. The grant date fair market value of the performance based restricted stock, assuming maximum level of performance, were: $267,573, $259,876, and $229,254, respectively for Mr. Perrault; $168,967 for Mr. Carlson; $32,318, $26,648 and $23,375, respectively for Mr. Meiklejohn; $49,720, $39,971, and $35,063, respectively for Mr. Rose; and $49,720, $39,971, and $35,063, respectively for Mr. McCurdy. For a more complete description of the stock awards granted in 2014 please see the Compensation Discussion and Analysis.

(3)
No options were awarded to the Named Officers during 2014.

(4)
Compensation shown in this column represents payments earned under the Company's Incentive Plan. The amounts earned in 2014, 2013, and 2012, were paid in 2015, 2014, and 2013, respectively.

(5)
Figures in this column represent the interest earned in 2014 on earnings that were deferred under the Brookline Bancorp Deferred Compensation Plan, which was introduced on January 1, 2011. Earnings related to all such amounts are credited to such account at the end of each month based on the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly-equivalent yield.

(6)
In 2014, 2013, and 2012, includes: (a) 401(k) plan employer contribution in the amount of $13,000, $12,750, and $12,500, respectively, (b) automobile expense in the amount of $4,250, $3,615, and $3,437, respectively, (c) ESOP share allocations of $3,109, $2,816, and $5,941, respectively, (d) insurance benefit payments in the amount of $17,141, $17,104, and $16,772, respectively, (e) dividends on unvested restricted stock grants in the amount of $25,779, $10,414.72, and $23,697, respectively and (f) and an excess non-equity incentive payment in the amount of $3,750.

(7)
In 2014 includes: (a) 401(k) plan employer contribution in the amount of $13,000, (b) insurance benefit payments in the amount of $10,756, (c) a signing bonus in the amount of $50,000 and (d) an excess bonus payment in the amount of $40,625.

(8)
In 2014 includes: (a) 401(k) plan employer contribution in the amount of $13,000, (b) insurance benefit payments in the amount of $15,007, (c) dividends on unvested restricted stock in the amount of $425 and (d) an excess non-equity incentive payment in the amount of $25,000.

(9)
In 2014, 2013 and 2012, includes: (a) 401(k) plan employer contribution in the amount of $7,872, $7,790 and $7,626, respectively (b) insurance benefit payments in the amount of $14,771, $14,782 and $13,858, respectively (c) automobile expenses in the amount of $10,500, and $6,000 for 2013 and 2012, respectively, (d) parking expenses in the amount of $2,475, $2,700, and $2,700, respectively, and (e) dining club expenses in the amount of $3,460, $3,120, $3,120, respectively (f) dividends on unvested restricted stock grants in the amount of $850, $213 and $1,275, respectively, and (g) ESOP share allocations of $3,109 and $605, respectively.

(10)
In 2014, 2013, and 2012, includes: (1) 401(k) plan employer contribution in the amount of $13,000, $12,750, and $12,500, respectively, (2) ESOP share allocations of $3,109, $2,590, and $5,941, respectively, (3) insurance benefit payments in the amount of $17,141, $17,104, and $16,772, respectively, and (4) dividends on unvested restricted stock grants in the amount of $3,984, $956, and $4,356, respectively.

(11)
In 2014, 2013, and 2012, includes: (1) 401(k) plan employer contribution in the amount of $13,000, $12,750, and $12,081, respectively, (2) ESOP share allocations of $3,109, $2,590, respectively, (3) insurance benefit payments in the amount of $14,449, $14,350, and $13,457, respectively and (4) dividends on unvested restricted stock grants in the amount of $3,984, $744, respectively.

(12)
Mr. Carlson joined the Company as Chief Finance Officer and Treasurer on April 1, 2014 and received a prorated salary for fiscal year 2014.

(13)
Mr. Meshako served as Principal Financial Officer from January 1, 2014 through April 1, 2014. Mr. Meshako resumed his role as Director of Finance on April 1, 2014, a position he held until his departure from the Company on October 17, 2014.

Grants of Plan-Based Awards—2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards ($)(6)
										Exercise or Base Price of Option Awards ($/sh)
Name	Grant Date	Date of Grant Approval	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)
Paul A. Perrault			$521,250	$521,250	—	—	—	—	—	—
	8/8/2014	6/18/2014			539	26,908	29,599	26,908	—	—	$486,497
Carl M. Carlson			$162,500	$162,500	—	—	—	—	—	—	—
	4/28/2014	3/19/2014			75	16,919	18,611	16,919	—	—	$307,249
Thomas J. Meshako(7)
Mark J. Meiklejohn			$128,000	$128,000	—	—	—	—	—	—	—
	8/8/2014	6/18/2014			50	3,250	3,575	3,250	—	—	$58,760
M. Robert Rose			$140,100	$140,000	—	—	—	—	—	—	—
	8/8/2014	6/18/2014			75	5,000	5,500	5,000	—	—	$90,400
Michael W. McCurdy			$130,000	$130,000	—	—	—	—	—	—	—
	8/8/2014	6/18/2014			75	5,000	5,500	5,000	—	—	$90,400

(1)
This column displays the potential payouts to the Named Officers under the Incentive Plan assuming target and maximum levels of performance are met. Actual amounts paid in February 2015 to the Named Officers under the Incentive Plan are reflected in the Summary Compensation Table under the column "Non Equity Incentive Plan Compensation."

(2)
Performance based shares granted to Messrs. Perrault, Meiklejohn, Rose and McCurdy on August 8, 2014 may vest on August 8, 2017 assuming that identified performance targets are met. Specifically, the Company's return on assets, return on equity, asset quality and total return to stockholders will be compared to the performance of the peer group. Payments will be made to the Named Officers based on the Company's performance relative to the peer group. Each factor is weighted at 25% of the total. Time based shares granted to Messrs. Perrault, Meiklejohn, Rose and McCurdy on August 8, 2014 vest one-third per year for three years. Performance based shares granted to Mr. Carlson on April 28, 2014 may vest on April 28, 2017 assuming that the identified performance targets listed above are met. 5,906 of the time based shares granted to Mr. Carlson on April 28, 2014 vest one-third per year for three years, the remaining 11,013 time based shares granted to Mr. Carlson on April 28, 2014 will vest on April 28, 2019 provided he remains employed by the Company at that time.

(3)
Threshold has been established as performance at the 25th percentile or greater when measured against the defined peer group. Performance between the 25th and 50th percentile would be pro-rated with performance at the 50th percentile triggering payments of 50% of target.

(4)
Target has been established as performance at the 75th percentile of the peer group.

(5)
Maximum payments of 110% of target will be paid for performance above the 75th percentile when measured relative to the peer group.

(6)
Amounts in this column reflect the aggregate grant date fair value of the time and performanced based restricted stock awards granted in 2014. The grant date fair value of the restricted stock awards was determined by multiplying the number of restricted shares granted by the closing price of the Company's common stock on August 8, 2014 for Messrs. Perrault, Meiklejohn, Rose and McCurdy and April 28, 2014 for Mr. Carlson. The

  grant date fair market value of the performance based restricted stock, assuming maximum level of performance, were: $267,573, $259,876, and $229,254, respectively for Mr. Perrault; $168,967 for Mr. Carlson; $32,318, $26,648 and $23,375, respectively for Mr. Meiklejohn; $49,720, $39,971, and $35,063, respectively for Mr. Rose; and $49,720, $39,971, and $35,063, respectively for Mr. McCurdy. For a more complete description of the stock awards granted in 2014 please see the Compensation Discussion and Analysis.

(7)
Mr. Meshako did not receive a equity incentive grant in 2014.

Outstanding Equity Awards at Fiscal Year End—2014

The following table itemizes outstanding option awards and stock awards held by the Company's Named Officers as of December 31, 2014:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: payout value of unearned shares, units or other rights that have not vested ($)(2)
Paul A. Perrault	7/30/2012					8,990	90,170	26,971	270,519
	7/29/2013					16,254	163,028	24,381	244,541
	8/8/2014					26,908	269,887	26,908	269,887
Carl M. Carlson	4/28/2014					16,919	169,698	16,919	169,698
Thomas J. Meshako(4)	1/30/2012					417	4,183	1,250	12,538
	7/29/2013					834	8,365	1,250	12,538
Mark J. Meiklejohn	7/30/2012					834	8,365	2,500	25,075
	7/29/2013					1,667	16,720	2,500	25,075
	8/8/2014					3,250	32,598	3,250	32,598
M. Robert Rose	7/30/2012					1,250	12,538	3,750	37,613
	7/29/2013					2,500	25,075	3,750	37,613
	8/8/2014					5,000	50,150	5,000	50,150
Michael W. McCurdy	7/30/2012					1,250	12,538	3,750	37,613
	7/29/2013					2,500	25,075	3,750	37,613
	8/8/2014					5,000	50,150	5,000	50,150

(1)
The awards made to Messrs. Perrault, Meiklejohn, Rose, and McCurdy on July 30, 2012 will vest ratably on July 30, 2013, July 30, 2014 and July 30, 2015. The awards made to Messrs. Perrault, Meiklejohn, Rose, and McCurdy on July 29, 2013 will vest ratably on July 29, 2014, July 29, 2015 and July 29, 2016. The awards made to Messrs. Perrault, Meiklejohn, Rose, and McCurdy on August 8, 2014 will vest ratably on August 8, 2015, August 8, 2016 and August 8, 2017. 5,906 of the awards made to Mr. Carlson on April 28, 2014 will vest ratably on April 28, 2015, April 28, 2016, April 28, 2017 and the remaining 11,013 will vest on April 28, 2019 provided he remains employed by the Company at that time.

(2)
Based on market value per share of $10.03 at December 31, 2014.

(3)
Shares awarded to Messrs. Perrault, Meiklejohn, Rose and McCurdy on July 30, 2012 are scheduled to vest on July 30, 2015 assuming the attainment of identified performance targets. Shares awarded to Messrs. Perrault, Meiklejohn, Rose and McCurdy on July 29, 2013 are scheduled to vest on July 30, 2016 assuming the attainment of identified performance targets. Shares awarded to Messrs. Perrault, Meiklejohn, Rose and McCurdy on August 8, 2014 are scheduled to vest on August 8, 2017 assuming the attainment of identified performance targets. Shares awarded to Mr. Carlson on April 28, 2014 are scheduled to vest on April 28, 2017 assuming the attainment of identified performance targets. The amounts disclosed are based on attainment of the target level.

(4)
Mr. Meshako served as the Company's Principal Financial Officer from January 1, 2014 until April 1, 2014 when Mr. Carlson joined the Company and Mr. Meshako resumed his duties as Director of Finance. Mr. Meshako resigned as the Company's Director of Finance effective October 17, 2014. Pursuant to his resignation, all outstanding and unvested stock awards were forfeited as of that date. Mr. Meshako forfeited 3,751 awards with a total value on December 31, 2014 of $37,624.

Option Exercises and Stock Vested—2014

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vested during the last fiscal year and the value realized thereon.

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting ($)
Paul A. Perrault	33,688	313,015	(2)(3)(4)
Carl M. Carlson	—	—
Thomas J. Meshako	832	7,534	(1)(3)(6)
Mark J. Meiklejohn	1,666	15,161	(3)(4)
M. Robert Rose	5,156	47,955	(2)(3)(4)
Michael W. McCurdy	5,156	48,380	(3)(4)(5)

(1)
Value is based on the number of shares that vested on January 30, 2014, multiplied by the market price per share on the vesting date, which was $9.00.

(2)
Value is based on the number of shares that vested on July 1, 2014, multiplied by the market price per share on the vesting date, which was $9.49.

(3)
Value is based on the number of shares that vested on July 29, 2014, multiplied by the market price per share on the vesting date, which was $9.11.

(4)
Value is based on the number of shares that vested on July 30, 2014, multiplied by the market price per share on the vesting date, which was $9.09.

(5)
Value is based on the number of shares that vested on November 14, 2014, multiplied by the market price per share on the vesting date, which was $9.65.

(6)
Mr. Meshako resigned from the Company effective October 17, 2014. Pursuant to his resignation, all outstanding and unvested stock awards were forfeited as of that date. Mr. Meshako forfeited 3,751 awards with a total value on December 31, 2014 of $37,624.

Nonqualified Deferred Compensation—2014

The following table contains information about the activity in, and the balances of, each Named Officer's Nonqualified Deferred Compensation account as of December 31, 2014. For more information about the Company's Nonqualified Deferred Compensation Plan, please see Nonqualified Deferred Compensation Plan, above.

Name	Executive Contribution in 2014 ($)(1)	Company Contributions in 2014 ($)	Aggregate Earnings in 2014 ($)(2)	Aggregate Withdrawals or Distributions ($)	Aggregate balance as of December 31, 2014 ($)
Paul A. Perrault	192,186	—	16,715	—	438,100
Carl M. Carlson	—	—	—	—	—
Thomas J. Meshako	—	—	—	—	—
Mark J. Meiklejohn	—	—	—	—	—
M. Robert Rose	—	—	—	—	—
Michael W. McCurdy	—	—	—	—	—

(1)
The amount listed represents the amounts contributed by the Named Officer which are reported as salary earned in the last fiscal year the Summary Compensation Table.

(2)
The aggregate earnings represent interest paid on the Named Officer's balances calculated using the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Paul A. Perrault.    The Company and Brookline Bank entered into an employment agreement (the "Perrault Agreement") with Mr. Perrault on April 11, 2011. The Perrault Agreement is for a period of thirty-six (36) calendar months, and commencing on the first anniversary of the date of the Agreement, and continuing at each anniversary date thereafter, the Perrault Agreement shall renew for an additional year unless written notice is provided to Mr. Perrault at least sixty (60) days prior to any such anniversary date.

The Perrault Agreement provides that the Company will pay Mr. Perrault a base salary and a short-term incentive payment of up to 75% of base salary. As previously discussed, payment of this award is predicated upon the Company's achievement of established annual goals. The Perrault Agreement also sets forth the terms and conditions of Mr. Perrault's long-term incentive, which is in the form of equity compensation. Specifically, Mr. Perrault is eligible to receive an award of restricted stock having a value equal to 70% of his base salary in effect at the time the award is made. Fifty percent (50%) of each award will vest ratably over a three-year period, with the remaining fifty percent (50%) vesting at the end of a three-year period based on the attainment of performance goals which are established by the Compensation Committee.

Upon the occurrence of an Event of Termination, as defined in the Agreement, Mr. Perrault (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to the sum of (i) Mr. Perrault's base salary, (ii) the highest bonus awarded to him during the past three years; and (iii) the highest equity consideration previously awarded to him in any year.

Upon the occurrence of a Change in Control, as defined in the Agreement, Mr. Perrault (or his beneficiaries or estate) is entitled to receive an amount equal to three times the sum of items (i), (ii) and (iii) as set forth in the preceding paragraph and all unvested restricted and performance stock awards immediately vest and become payable on the occurrence of a Change in Control.

Upon the occurrence of an Event of Termination or a Change in Control, life and disability coverage substantially identical to the coverage maintained by the Company or Brookline Bank shall continue to be made available to Mr. Perrault for 24 months from the date of termination. The Company shall also provide Mr. Perrault with healthcare coverage (medical and dental) until he attains age 65; provided, however, that if such coverage would cause the Company to be subject to tax penalties under the Patient Protection and Affordable Care Act, the Company shall pay Mr. Perrault a monthly amount equal to the cost of healthcare coverage until he attains age 65.

Notwithstanding the preceding paragraphs, if the aggregate payments and benefits to be made to Mr. Perrault (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code"), then the Termination Benefits would be reduced to an amount (the "non-Triggering Amount"), the value of which would be one hundred dollars less than the total amount of payments permissible under Section 280G of the Code.

In the event that Mr. Perrault is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company may terminate the Agreement, but will be obligated to pay him his Base Salary for the remaining term of the Agreement, or one year, whichever is the longer period of time, provided that any amounts actually paid to Mr. Perrault pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman's or social security disability program, shall reduce the compensation to be paid to Mr. Perrault resulting from his disability.

In the event of death, Mr. Perrault's estate, legal representatives or beneficiaries shall be paid his Base Salary for a period of one year from the date of his death and the Company will continue to provide medical, dental and other benefits normally provided to Mr. Perrault's family for one year after his death.

Change-in-Control Agreements.    The Company, including its subsidiaries, has entered into change in control agreements (the "Change in Control Agreements") with several of the Company's officers, including individuals who serve as officers of the Company's subsidiaries and all of the Named Officers. The Change in Control Agreements provide certain benefits in the event of a change in control of the Company. For these purposes, a "change in control" is defined generally to mean: the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Company may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Change in Control Agreements may have the effect of making a takeover more expensive to an acquirer, the Company believes that the benefits of enhancing the Company's ability to attract and retain qualified management persons by offering the Change in Control Agreements outweigh any disadvantage of such agreements.

Under the Change in Control Agreement, if, within twelve months following a "Change in Control" of the Company (as defined in the Change in Control Agreement), the Executive's employment with the Company is terminated by the Company other than for cause, or by the Executive for good reason (each as defined in the Change in Control Agreement), the Executive would be entitled to (1) a payment equal to two times the sum of the Executive's annual base salary in effect immediately prior to the "Change in Control" and the Executive's target bonus for the fiscal year in which the "Change in Control" occurred, and, (2) continuation of certain benefits provided by the Company for 24 months following the date of termination. Notwithstanding any provision to the contrary in the Change in Control Agreements, payments under the Change in Control Agreements will be reduced if such reduction will result in the Executive receiving a higher after-tax amount.

Assuming the employment of the Named Officers were to be terminated under the circumstances listed below, each as of December 31, 2014, the following individuals would be entitled to the following payments and benefits under the terms of their employment agreements and other arrangements:

Name	Voluntary Resignation	Early Retirement	Normal Retirement	Involuntary not for Cause Termination	Involuntary Termination for Cause	Involuntary Termination after Change in Control	Disability(1)	Death(1)
Paul A Perrault
Employment Agreement
Cash Severance	$—	$—	$—	$1,220,000	$—	$3,660,000	$695,000	$695,000
Medical and dental premiums	$—	$—	$—	$40,728	$—	$40,728	$13,576	$13,576
Life Insurance premiums	$—	$—	$—	$7,128	$—	$7,128	$—	$—
Disability Insurance	$—	$—	$—	$1,860	$—	$1,860	$—	$—
Stock Awards(2)	$—	$—	$—	$1,308,032	$—	$1,308,032	$1,308,032	$1,308,032
Car Allowance	$—	$—	$—	$4,250	$—	$4,250	$—	$—
Administrative Support	$—	$—	$—	$75,000	$—	$75,000	$—	$—
Carl M. Carlson
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$975,000	$—	$—
Medical and dental	$—	$—	$—	$—	$—	$20,366	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$1,146	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$535	$—	$—
Stock Awards(2)	$—	$—	$—	$—	$—	$339,395	$339,395	$339,395
Thomas J. Meshako(3)
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$—	$—	$—
Medical and dental	$—	$—	$—	$—	$—	$—	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$—	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$—	$—	$—
Stock Awards(2)	$—	$—	$—	$—	$—	$—	$—	$—
Mark J. Meiklejohn
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$896,000	$—	$—
Medical and dental premiums	$—	$—	$—	$—	$—	$27,152	$—	$—
Life insurance premiums	$—	$—	$—	$—		$5,446	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$669	$—	$—
Stock Awards(2)	$—	$—	$—	$—	$—	$140,430	$140,430	$140,430
M. Robert Rose
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$840,600	$—	$—
Medical and dental premiums	$—	$—	$—	$—	$—	$27,152	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$7,128	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$868	$—	$—
Stock Awards(2)	$—	$—	$—	$—	$—	$213,137	$213,137	$213,137
Michael W. McCurdy
Change in Control Agreement
Cash Severance	$—	$—	$—	$—	$—	$780,000	$—	$—
Medical and dental premiums	$—	$—	$—	$—	$—	$27,152	$—	$—
Life insurance premiums	$—	$—	$—	$—	$—	$1,744	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$868	$—	$—
Stock Awards(2)	$—	$—	$—	$—	$—	$213,137	$213,137	$213,137

(1)
In the event of disability or death of a Named Officer, in addition to the benfits shown under the columns "Disability" and "Death," the Named Officer would receive benefits under the Company's disability plan or payments under the Company's group term life insurance plan, as appropriate.

(2)
Shares of common stock awarded to the named Named Officers that had not yet vested at December 31, 2014 would have vested upon involuntary termination following a change in control, or in the event of death of disability.

(3)
Mr. Meshako was not employed by the Company on December 31, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of six members of the Board, each of whom is independent under the NASDAQ Stock Market LLC ("NASDAQ") listing standards and Securities and Exchange Commission ("SEC") rules and regulations applicable to Audit Committees. All members of the Audit Committee are financially literate under the applicable NASDAQ rules, and Thomas J. Hollister and John J. Doyle, Jr. are "audit financial committee experts" within the meaning of that term as defined by the SEC in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Board has adopted, and annually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibilities of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company's independent registered public accounting firm and internal audit function, evaluating the Company's accounting policies and the Company's system of internal controls that management and the Board have established, and reviewing material transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

The Audit Committee has reviewed and discussed the Company's December 31, 2014 audited financial statements with management and with KPMG LLP, the Company's independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with KPMG LLP's independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2014 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC. We have selected KPMG LLP as the Company's independently registered public accounting firm for the fiscal year end 2015, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Thomas J. Hollister (Chair)
John J. Doyle, Jr.
Margaret Boles Fitzgerald
John A. Hackett
Bogdan Nowak
Rosamond B. Vaule

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2014. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2015.

Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of KPMG LLP will attend the annual meeting of stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS
INDEPENDENT REGISTERED ACCOUNT FIRM

Public Accounting Fees

The following is a summary of the fees for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2014 and 2013:

Fee Category	2014	2013
Audit Fees(1)	$1,018,250	$1,058,000
Audit-Related Fees(2)	$138,000	$35,000
Tax Fees(3)	$199,700	$266,000
All Other Fees(4)	$—	$—
	$1,355,950	$1,359,000

(1)
Audit Fees.    Audit fees were for professional services rendered for the audit of the Company's annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements, and the preparation of statutory and regulatory filings.

(2)
Audit-Related Fees.    Audit-related fees were for services rendered in conjunction with the Company's offering of subordinated notes in 2014 and the Company's 2013 system conversion.

(3)
Tax Fees.    Tax fees consist of fees billed for professional services for tax compliance, tax planning, and tax audit defense. The Audit Committee considered and determined that the provision for non-audit services provided by KPMG LLP is compatible with maintaining that firm's independence.

(4)
All Other Fees.    There were no other fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

At present, our Audit Committee approves each engagement for audit and non-audit services before we engage KPMG LLP to provide those services. Our Audit Committee has not established any pre-approval policies or procedures that would allow management to engage KPMG LLP to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services. None of the services provided by KPMG LLP for the fiscal year 2014 were obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

PROPOSAL 3: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is submitting to stockholder approval, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such stockholder advisory vote will occur at the 2015 Annual Meeting of Stockholders.

The resolution that is the subject of this proposal is a non-binding resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding resolution relates primarily to compensation that has already been paid or is contractually committed for the Company's Named Officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of this vote on this proposal into account in its future decisions regarding the compensation of the Company's Named Officers.

The Company has six Named Officers listed in this Proxy Statement. The Company's compensation program is designed to attract, motivate and retain the Named Officers who are critical to the Company's success, offering a combination of base salary and annual long-term incentives that are closely aligned with the Company's annual and long-term performance objectives. Please see the section titled "Compensation Discussion and Analysis" for additional information about the Company's executive compensation programs.

We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion section titled "Compensation Discussion and Analysis."

For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:

  RESOLVED, that the compensation of the Company's Named Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED OFFICERS

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy materials for its 2016 Annual Meeting must be received by the Company on or before November 26, 2015 in order to be considered for inclusion in its proxy materials. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy materials. Any such proposal should be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

Stockholder proposals to be presented at the Company's 2016 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy materials for its 2016 Annual Meeting, must be received in writing at our principal executive office, together with the appropriate supporting documentation, not later than February 5, 2016; provided, however, that in the event the 2016 Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after the anniversary of this year's Annual Meeting, the stockholder proposal must be so received by the later of the close of business on the ninetieth (90th) day prior to the scheduled date of the 2016 Annual Meeting or the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

OTHER MATTERS

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their discretion.

MISCELLANEOUS

The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company's employees may solicit proxies personally or by telephone without additional compensation.

ANNUAL MEETING OF STOCKHOLDERS OF BROOKLINE BANCORP, INC. May 6, 2015 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2015. THE ANNUAL MEETING PROXY STATEMENT, THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND BROOKLINE BANCORP, INC.'S 2014 ANNUAL REPORT ON FORM 10-K ARE EACH AVAILABLE ON THE INTERNET AT HTTPS://MATERIALS.PROXYVOTE.COM/11373M. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. 1. To elect the five nominees named in the proxy statement, each to serve for a three-year term and until their respective successors are duly elected and qualified. John J. Doyle Jr. Thomas J. Hollister Charles H. Peck Paul A. Perrault Joseph J. Slotnik 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015. 3. To hold a non-binding advisory vote on the compensation of our named executive officers. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 00003333333000001000 9 050615 FOR AGAINST ABSTAIN Please indicate if you plan to attend this meeting.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 REVOCABLE PROXY BROOKLINE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2015, 11:00 A.M. EASTERN TIME The undersigned stockholder of Brookline Bancorp, Inc., a Delaware corporation (the "Company"), hereby appoints Paul A. Perrault, President and Chief Executive Officer and Michael W. McCurdy, General Counsel and Corporate Secretary, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at The Charles Hotel on May 6, 2015, 11:00 a.m. Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting. (Continued and to be signed on the reverse side.) 1.1